Exhibit 99.1

VMware Reports Second Quarter 2013 Results

- Year-over-Year Revenue Growth of 11% to $1.24 Billion

- GAAP Operating Margin of 21.7%; Non-GAAP Operating Margin of 33.5%, a record high

- GAAP EPS of $0.57; Non-GAAP EPS of $0.79

PALO ALTO, Calif., July 23, 2013 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the second quarter of 2013:

•

Revenues for the second quarter were $1.24 billion, an increase of 11% from the second quarter of 2012. Excluding revenues attributable to GoPivotal and all divestitures that occurred in 2013, revenues for the second quarter increased 15% from the second quarter of 2012. [1]

•

Operating income for the second quarter was $270 million, an increase of 28% from the second quarter of 2012. Non-GAAP operating income for the second quarter was $417 million, an increase of 16% from the second quarter of 2012.

•

Net income for the second quarter was $244 million, or $0.57 per diluted share, up 28% per diluted share compared to $192 million, or $0.44 per diluted share, for the second quarter of 2012. Non-GAAP net income for the quarter was $343 million, or $0.79 per diluted share, up 16% per diluted share compared to $296 million, or $0.68 per diluted share, for the second quarter of 2012.

•

Operating cash flows for the second quarter were $534 million, an increase of 36% from the second quarter of 2012. Free cash flows for the quarter were $458 million, an increase of 32% from the second quarter of 2012.

•	Cash, cash equivalents and short-term investments were $5.32 billion and unearned revenue was $3.60 billion as of June 30, 2013.

Annual 2013 revenues are expected to be in the range of $5.12 billion to $5.26 billion, and annual license revenues are expected to be in the range of $2.21 billion to $2.29 billion. Excluding revenues attributable to GoPivotal and all divestitures that occurred in 2013, this represents growth rates of 15% to 18% for total revenues and 8% to 12% for license revenues. 1

Third quarter 2013 revenues are expected to be in the range of $1.27 billion to $1.30 billion, and third quarter license revenues are expected to be between $535 million and $555 million. Excluding revenues attributable to GoPivotal and all divestitures that occurred in 2013, this represents growth rates of 17% to 20% for total revenues and 12% to 16% for license revenues. 1

“The second quarter was a strong finish to a solid first half of 2013 for VMware,” said Pat Gelsinger, chief executive officer, VMware. “We see a significant market opportunity in the second half of 2013 and beyond. VMware continues to succeed because we are uniquely positioned to help customers move from the client-server era to the mobile-cloud era of computing. As we help them bridge to this new world, we’re empowering businesses to capture new levels of efficiency, control and agility.”

“We are pleased with our second quarter results,” said Jonathan Chadwick, chief financial officer, VMware. “We exceeded the high end of our revenue guidance and achieved a record high non-GAAP operating margin in Q2. The company is aligned and focused, and we enter the second half of the year with significant momentum.”

Recent Highlights & Strategic Announcements

•

On May 21, 2013, VMware unveiled VMware vCloud® Hybrid Service™, an Infrastructure as a Service (“IaaS”) cloud operated by VMware and built on the trusted foundation of VMware vSphere®, giving customers a common platform to seamlessly extend their data center to the cloud.

•

On May 22, 2013, VMware and SAP AG announced a new model to deliver SAP Core Solutions and SAP HANA® in the newly announced VMware vCloud® Hybrid Service™. The joint offering is designed to allow customers to consume SAP solutions on VMware vCloud Hybrid Service in a true Opex model with subscription pricing for both software and infrastructure services. The joint offering is expected to deliver a fully managed subscription service offered by VMware on-premise, in the cloud or within hybrid deployments.

•

On June 10, 2013, VMware announced that NTT Communications (“NTT Com”), the cloud service provider of one of the world’s largest telecommunications companies NTT Group, will deploy VMware network virtualization as a core technology for its new cloud service, Enterprise Cloud (“EC”). By incorporating VMware network virtualization into its EC service, NTT Com will provide seamless and flexible connectivity between customer data centers and the NTT Com cloud without changing the IP addresses of a customer’s existing, on-premise environment.

•

On June 11, 2013, VMware introduced VMware® vCenter™ Log Insight™, a new automated log management and analytics product for the Cloud Era. By extending analytics to logs, VMware enables IT organizations to gain real-time insights from vast amounts of log data generated by applications, physical hardware and virtualized infrastructure, helping to minimize troubleshooting times as well as improve operational efficiency and reduce IT costs.

•

In May and June of 2013, VMware made announcements regarding VMware vSphere® integration with Apache Hadoop. MapR Technologies, Inc. and VMware announced that MapR’s Distribution for Apache Hadoop is now certified for VMware vSphere. In addition, Cloudera and VMware announced that Cloudera Enterprise is now certified to run on vSphere. Through the VMware Ready™ program, VMware and Cloudera completed a detailed joint validation process, which enables enterprises to simplify and accelerate the use of Apache Hadoop within virtual and cloud environments.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware Investor Relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenue and unearned revenue, excluding revenue generated each period by the products and services contributed to GoPivotal on April 1, 2013 and the products and services associated with the divestures that occurred in 2013, will also be made available at http://ir.vmware.com in conjunction with the conference call. Please also note that beginning with the third quarter of 2013, VMware will provide forward-looking guidance that it presents in connection with quarterly earnings announcements only on its quarterly earnings conference calls. VMware does not plan to provide this information in its quarterly earnings press releases.

# # #

[1]

Comparative growth percentages exclude revenues in each period attributable to the products and services contributed to GoPivotal, Inc. and the products and services associated with divestitures consummated by VMware in 2013. On a GAAP basis, the range of expected annual 2013 revenues represents growth rates of 11% to 14%, the range of expected annual license revenues represents growth rates of 6% to 10%, the range of expected third quarter 2013 revenues represents growth rates of 12% to 15% and the range of expected third quarter 2013 license revenues represents growth rates of 9% to 13%.

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2012 revenues of $4.61 billion, VMware has more than 500,000 customers and 55,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

Our website is located at www.vmware.com, and our investor relations website is located at http://ir.vmware.com. Our goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about us, all of which is made available free of charge. The additional information includes materials that we file with the SEC; announcements of investor conferences and events at which our executives talk about our products, services and competitive strategies; webcasts of our quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on our financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that we may post from time to time that investors may find useful or interesting.

VMware, VMware Ready, VMware vCloud, vCloud Hybrid Service, vSphere, VMware vCenter, and vCenter Log Insight are registered trademarks or trademarks of VMware, Inc. in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s expected third quarter and annual revenue and license revenue projections, VMware’s market opportunity in the second half of 2013 and beyond, VMware’s continued success and momentum, expectations regarding future services and products, expectations regarding future customers and the benefits of products, and expectations regarding VMware’s guidance practices in the future. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and promotions and beta programs; (v) our customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological and market changes in virtualization software and platforms for cloud, end user and mobile computing; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; and (xiv) fluctuating currency exchange rates. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Nick Fuentes

VMware Global Communications

nfuentes@vmware.com

650-427-1104

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Revenues:
License	$530.5	$517.2	$1,018.7	$999.1
Services	712.6	605.8	1,415.9	1,179.1

Total revenues	1,243.1	1,123.0	2,434.6	2,178.2
Operating expenses (1):
Cost of license revenues	54.6	56.6	111.9	113.3
Cost of services revenues	118.5	122.7	243.1	236.8
Research and development	260.7	248.6	531.2	471.0
Sales and marketing	442.1	391.5	859.5	754.9
General and administrative	96.3	91.7	194.8	173.1
Realignment charges	0.6	—	63.5	—

Operating income	270.3	211.9	430.6	429.1
Investment income	7.0	6.9	14.8	12.7
Interest expense with EMC	(0.9)	(1.2)	(1.9)	(2.4)
Other income (expense), net	16.9	(3.5)	13.9	(1.4)

Income before income taxes	293.3	214.1	457.4	438.0
Income tax provision	49.2	22.4	39.7	54.8

Net income	$244.1	$191.7	$417.7	$383.2

Net income per weighted-average share, basic for Class A and Class B	$0.57	$0.45	$0.98	$0.90

Net income per weighted-average share, diluted for Class A and Class B	$0.57	$0.44	$0.97	$0.88

Weighted-average shares, basic for Class A and Class B	428.3	427.2	428.2	426.1
Weighted-average shares, diluted for Class A and Class B	432.0	434.6	432.4	434.0
(1) Includes stock-based compensation as follows:

Cost of license revenues	$0.5	$0.5	$1.0	$1.0
Cost of services revenues	6.7	7.1	14.0	12.9
Research and development	51.0	48.0	113.3	87.4
Sales and marketing	33.4	33.9	69.5	59.1
General and administrative	11.6	11.4	25.7	22.3
Realignment charges	0.3	—	5.7	—

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

(unaudited)

	June 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$1,839.7	$1,609.3
Short-term investments	3,483.3	3,021.5
Accounts receivable, net of allowance for doubtful accounts of $2.1 and $4.3	940.9	1,150.9
Due from EMC, net	33.7	67.9
Deferred tax asset	158.5	179.4
Other current assets	127.8	91.0

Total current assets	6,583.9	6,120.0
Property and equipment, net	742.8	664.7
Other assets, net	107.3	128.7
Deferred tax asset	118.8	103.0
Intangible assets, net	627.3	731.9
Goodwill	2,966.4	2,848.1

Total assets	$11,146.5	$10,596.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87.3	$89.6
Accrued expenses and other	661.4	674.7
Unearned revenues	2,230.2	2,195.9

Total current liabilities	2,978.9	2,960.2
Note payable to EMC	450.0	450.0
Unearned revenues	1,366.2	1,264.6
Other liabilities	195.1	181.6

Total liabilities	4,990.2	4,856.4
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500 shares; issued and outstanding 129.9 and 128.7 shares	1.3	1.3
Class B convertible common stock, par value $.01; authorized 1,000 shares; issued and outstanding 300 shares	3.0	3.0
Additional paid-in capital	3,440.7	3,431.7
Accumulated other comprehensive income (loss)	(4.7)	5.7
Retained earnings	2,716.0	2,298.3

Total stockholders’ equity	6,156.3	5,740.0

Total liabilities and stockholders’ equity	$11,146.5	$10,596.4

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Operating activities:
Net income	$244.1	$191.7	$417.7	$383.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87.0	89.4	178.3	175.2
Stock-based compensation	103.2	100.9	219.2	182.7
Excess tax benefits from stock-based compensation	(25.6)	(32.7)	(47.8)	(86.4)
Non-cash realignment charges	0.3	—	14.8	—
Gain on disposition of certain lines of business and other, net	(19.3)	—	(19.3)	—
Other	1.0	0.4	(1.2)	(0.6)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(172.6)	(91.3)	207.6	135.3
Other assets	(34.2)	(69.6)	(75.0)	(117.1)
Due to/from EMC, net	(25.2)	(43.4)	34.3	12.1
Accounts payable	26.6	4.9	18.3	17.4
Accrued expenses	94.1	95.8	(21.2)	0.9
Income taxes receivable from EMC	15.5	—	15.5	—
Income taxes payable	(4.1)	12.4	(2.3)	67.7
Deferred income taxes, net	37.1	(1.4)	8.9	(36.4)
Unearned revenues	206.2	134.2	262.9	233.9

Net cash provided by operating activities	534.1	391.3	1,210.7	967.9

Investing activities:
Additions to property and equipment	(76.1)	(44.3)	(153.9)	(78.0)
Purchases of available-for-sale securities	(917.4)	(1,253.6)	(1,654.3)	(1,955.1)
Sales of available-for-sale securities	333.6	348.4	819.2	770.8
Maturities of available-for-sale securities	187.7	277.1	369.7	534.1
Proceeds from disposition of certain lines of business	30.0	—	30.9	—
Business acquisitions, net of cash acquired	—	(102.2)	(184.5)	(102.2)
Other investing	(1.0)	(2.6)	(2.1)	(4.2)

Net cash used in investing activities	(443.2)	(777.2)	(775.0)	(834.6)

Financing activities:
Proceeds from issuance of common stock	47.2	33.6	115.1	144.6
Repurchase of common stock	(120.0)	(178.2)	(302.0)	(178.2)
Excess tax benefits from stock-based compensation	25.6	32.7	47.8	86.4
Shares repurchased for tax withholdings on vesting of restricted stock	(44.1)	(51.4)	(66.2)	(65.0)

Net cash used in financing activities	(91.3)	(163.3)	(205.3)	(12.2)

Net increase (decrease) in cash and cash equivalents	(0.4)	(549.2)	230.4	121.1
Cash and cash equivalents at beginning of the period	1,840.1	2,626.1	1,609.3	1,955.8

Cash and cash equivalents at end of the period	$1,839.7	$2,076.9	$1,839.7	$2,076.9

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	For the Three Months Ended		For the Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Revenues as reported (1):
License	$530.5	$488.2	$596.7	$491.1	$517.2	$481.9
Software maintenance	614.3	605.4	591.0	550.6	519.1	492.3
Professional services	98.3	97.9	105.5	92.0	86.7	81.0

Total revenues	$1,243.1	$1,191.5	$1,293.2	$1,133.7	$1,123.0	$1,055.2

Change (%) over prior year
License	2.6%	1.3%	16.1%	10.7%	11.3%	15.0%
Software maintenance	18.3%	23.0%	27.5%	29.0%	34.4%	35.3%
Professional services	13.4%	20.8%	27.0%	28.6%	23.7%	33.0%

Total revenues	10.7%	12.9%	22.0%	20.4%	21.9%	25.1%

Revenues as reported, excluding GoPivotal (2)
License	$530.5	$484.7	$589.1	$486.0	$508.0	$477.8
Software maintenance	614.3	601.2	586.8	546.5	515.0	488.8
Professional services	98.3	83.7	77.6	71.4	67.7	69.8

Total revenues	$1,243.1	$1,169.6	$1,253.5	$1,103.9	$1,090.7	$1,036.4

Change (%) over prior year
License	4.4%	1.5%	15.7%	11.2%	9.8%	15.1%
Software maintenance	19.3%	23.0%	27.5%	28.9%	34.3%	35.0%
Professional services	45.1%	19.8%	6.4%	12.3%	8.3%	24.3%

Total revenues	14.0%	12.8%	20.3%	19.4%	20.0%	24.4%

Revenues as reported, excluding GoPivotal and all dispositions (3)
License	$526.3	$475.9	$581.0	$479.2	$499.8	$470.6
Software maintenance	610.9	589.8	574.1	534.7	503.6	478.1
Professional services	97.8	83.1	77.4	70.4	67.2	69.3

Total revenues	$1,235.0	$1,148.8	$1,232.5	$1,084.3	$1,070.6	$1,018.0

Change (%) over prior year
License	5.3%	1.1%	16.0%	11.8%	9.2%	14.5%
Software maintenance	21.3%	23.4%	27.2%	28.5%	33.1%	33.7%
Professional services	45.6%	19.9%	6.3%	11.3%	8.1%	24.3%

Total revenues	15.4%	12.9%	20.3%	19.4%	19.2%	23.5%

Reconciliation of “revenues as reported” to “revenues as reported, excluding GoPivotal and all dispositions”:

Revenues as reported, excluding GoPivotal and all dispositions (3)	$1,235.0	$1,148.8	$1,232.5	$1,084.3	$1,070.6	$1,018.0
GoPivotal	—	21.9	39.7	29.7	32.3	18.7
All dispositions	8.1	20.8	21.0	19.7	20.1	18.5

Revenues as reported (1)	$1,243.1	$1,191.5	$1,293.2	$1,133.7	$1,123.0	$1,055.2

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the revenues attributable to products and services contributed by VMware to GoPivotal, Inc. (“GoPivotal”) on April 1, 2013. All quarters have been adjusted to exclude the related revenues.
(3)	Represents revenues reported each quarter less a) the revenues attributable to products and services contributed by VMware to GoPivotal on April 1, 2013 and b) the revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related revenues.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Unearned revenues as reported (1)
License	$427.2	$446.2	$462.7	$366.1	$375.6	$373.0
Software maintenance	2,903.3	2,796.5	2,755.0	2,415.3	2,357.0	2,245.7
Professional services	265.9	247.5	242.9	211.9	209.8	189.4

Total unearned revenues	$3,596.4	$3,490.2	$3,460.6	$2,993.3	$2,942.4	$2,808.1

Change (%) over prior year
License	13.7%	19.6%	18.9%	35.8%	56.5%	48.4%
Software maintenance	23.2%	24.5%	29.1%	33.8%	39.8%	41.3%
Professional services	26.8%	30.6%	30.8%	32.5%	37.9%	37.3%

Total unearned revenues	22.2%	24.3%	27.8%	34.0%	41.6%	41.9%

Unearned revenues as reported, excluding GoPivotal and all dispositions (2)
License	$427.2	$406.9	$414.1	$327.4	$336.1	$351.7
Software maintenance	2,903.3	2,736.1	2,671.2	2,345.9	2,288.9	2,189.1
Professional services	265.9	245.8	240.6	209.7	206.6	186.6

Total unearned revenues	$3,596.4	$3,388.8	$3,325.9	$2,883.0	$2,831.6	$2,727.4

Change (%) over prior year
License	27.1%	15.7%	11.6%	25.9%	49.4%	45.4%
Software maintenance	26.8%	25.0%	28.5%	33.3%	38.7%	40.4%
Professional services	28.7%	31.7%	30.8%	31.9%	36.2%	36.0%

Total unearned revenues	27.0%	24.3%	26.3%	32.3%	39.7%	40.7%

Reconciliation of “unearned revenues as reported” to “unearned revenues as reported, excluding GoPivotal and all dispositions”:

Unearned revenues as reported, excluding GoPivotal and all dispositions (2)	$3,596.4	$3,388.8	$3,325.9	$2,883.0	$2,831.6	$2,727.4
GoPivotal and all dispositions	—	101.4	134.7	110.3	110.8	80.7

Unearned revenues as reported (1)	$3,596.4	$3,490.2	$3,460.6	$2,993.3	$2,942.4	$2,808.1

(1)	Represents unearned revenues reported each quarter.
(2)	Represents unearned revenues reported each quarter less a) the unearned revenues attributable to products and services contributed by VMware to GoPivotal on April 1, 2013 and b) the unearned revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related unearned revenues.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2013

(in millions, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Gain on Disposition of Certain Lines of Business & Other, Net	Tax Adjustment (2)	Non-GAAP, as adjusted

Operating expenses:
Cost of license revenues	$54.6	(0.5)	—	(22.2)	—	—	(13.2)	—	—	$18.7
Cost of services revenues	$118.5	(6.7)	(0.2)	(0.8)	—	—	—	—	—	$110.8
Research and development	$260.7	(51.0)	(1.5)	(0.8)	—	—	—	—	—	$207.4
Sales and marketing	$442.1	(33.4)	(1.4)	(1.6)	—	—	—	—	—	$405.7
General and administrative	$96.3	(11.6)	(0.5)	—	—	(0.6)	—	—	—	$83.6
Realignment charges	$0.6	—	—	—	(0.6)	—	—	—	—	$—

Operating income	$270.3	103.2	3.6	25.4	0.6	0.6	13.2	—	—	$416.9
Operating margin	21.7%	8.3%	0.3%	2.0%	0.1%	—	1.1%	—	—	33.5%

Other income (expense), net	$16.9	—	—	—	—	—	—	(18.9)	—	$(2.0)

Income before income taxes	$293.3	103.2	3.6	25.4	0.6	0.6	13.2	(18.9)	—	$421.0

Income tax provision	$49.2								28.7	$77.9
Tax rate	16.8%									18.5%

Net income	$244.1	103.2	3.6	25.4	0.6	0.6	13.2	(18.9)	(28.7)	$343.1

Net income per weighted-average share, basic for Class A and Class B (3)	$0.57	$0.24	$0.01	$0.06	$—	$—	$0.03	$(0.04)	$(0.07)	$0.80

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.57	$0.24	$—	$0.06	$—	$—	$0.03	$(0.04)	$(0.07)	$0.79

(1)	For the second quarter of 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $13.2.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 428.3 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 432.0 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2012

(in millions, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items and Other	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted

Operating expenses:
Cost of license revenues	$56.6	(0.5)	(0.1)	(13.7)	—	(20.8)	—	$21.5
Cost of services revenues	$122.7	(7.1)	(0.4)	(1.1)	—	—	—	$114.1
Research and development	$248.6	(48.0)	(2.1)	(0.8)	—	—	—	$197.7
Sales and marketing	$391.5	(33.9)	(1.4)	(2.9)	—	—	—	$353.3
General and administrative	$91.7	(11.4)	(0.4)	—	(1.7)	—	—	$78.2

Operating income	$211.9	100.9	4.4	18.5	1.7	20.8	—	$358.2
Operating margin	18.9%	9.0%	0.5%	1.6%	0.1%	1.8%	—	31.9%

Income before income taxes	$214.1	100.9	4.4	18.5	1.7	20.8	—	$360.4

Income tax provision	$22.4						42.5	$64.9
Tax rate	10.5%							18.0%

Net income	$191.7	100.9	4.4	18.5	1.7	20.8	(42.5)	$295.5

Net income per weighted-average share, basic for Class A and Class B (3)	$0.45	$0.24	$0.01	$0.04	$—	$0.05	$(0.10)	$0.69

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.44	$0.23	$0.01	$0.04	$—	$0.05	$(0.09)	$0.68

(1)	For the second quarter of 2012, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $20.8.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 427.2 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434.6 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2013

(in millions, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Gain on Disposition of Certain Lines of Business & Other, Net	Tax Adjustment (2)	Non-GAAP, as adjusted

Operating expenses:
Cost of license revenues	$111.9	(1.0)	—	(45.5)	—	—	(26.3)	—	—	$39.1
Cost of services revenues	$243.1	(14.0)	(0.4)	(1.8)	—	—	—	—	—	$226.9
Research and development	$531.2	(113.3)	(2.5)	(1.8)	—	—	—	—	—	$413.6
Sales and marketing	$859.5	(69.5)	(2.1)	(4.2)	—	—	—	—	—	$783.7
General and administrative	$194.8	(25.7)	(0.5)	—	—	(1.8)	—	—	—	$166.8
Realignment charges	$63.5	—	—	—	(63.5)	—	—	—	—	$—

Operating income	$430.6	223.5	5.5	53.3	63.5	1.8	26.3	—	—	$804.5
Operating margin	17.7%	9.2%	0.2%	2.2%	2.6%	—	1.1%	—	—	33.0%

Other income (expense), net	$13.9	—	—	—	—	—	—	(18.9)	—	$(5.0)

Income before income taxes	$457.4	223.5	5.5	53.3	63.5	1.8	26.3	(18.9)	—	$812.4

Income tax provision	$39.7								110.6	$150.3
Tax rate	8.7%									18.5%

Net income	$417.7	223.5	5.5	53.3	63.5	1.8	26.3	(18.9)	(110.6)	$662.1

Net income per weighted-average share, basic for Class A and Class B (3)	$0.98	$0.52	$0.02	$0.12	$0.15	$—	$0.06	$(0.04)	$(0.26)	$1.55

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.97	$0.52	$0.01	$0.12	$0.15	$—	$0.06	$(0.04)	$(0.26)	$1.53

(1)	For the first six months of 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $26.3.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 428.2 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 432.4 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2012

(in millions, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items and Other	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted

Operating expenses:
Cost of license revenues	$113.3	(1.0)	—	(27.0)	—	(42.6)	—	$42.7
Cost of services revenues	$236.8	(12.9)	(0.8)	(2.2)	—	—	—	$220.9
Research and development	$471.0	(87.4)	(4.1)	(1.5)	—	—	—	$378.0
Sales and marketing	$754.9	(59.1)	(3.4)	(5.9)	—	—	—	$686.5
General and administrative	$173.1	(22.3)	(0.9)	—	(1.7)	—	—	$148.2

Operating income	$429.1	182.7	9.2	36.6	1.7	42.6	—	$701.9
Operating margin	19.7%	8.4%	0.3%	1.7%	0.1%	2.0%	—	32.2%

Income before income taxes	$438.0	182.7	9.2	36.6	1.7	42.6	—	$710.8

Income tax provision	$54.8						73.1	$127.9
Tax rate	12.5%							18.0%

Net income	$383.2	182.7	9.2	36.6	1.7	42.6	(73.1)	$582.9

Net income per weighted-average share, basic for Class A and Class B (3)	$0.90	$0.43	$0.02	$0.09	$—	$0.10	$(0.17)	$1.37

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.88	$0.42	$0.02	$0.08	$—	$0.11	$(0.17)	$1.34

(1)	For the first six months of 2012, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $42.6.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 426.1 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434.0 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Revenues:
License	$530.5	$517.2	$1,018.7	$999.1
Services:
Software maintenance	614.3	519.1	1,219.8	1,011.4
Professional services	98.3	86.7	196.1	167.7

Total services	712.6	605.8	1,415.9	1,179.1

Total revenues	$1,243.1	$1,123.0	$2,434.6	$2,178.2

Percentage of revenues:
License	42.7%	46.1%	41.8%	45.9%
Services:
Software maintenance	49.4%	46.2%	50.1%	46.4%
Professional services	7.9%	7.7%	8.1%	7.7%

Total services	57.3%	53.9%	58.2%	54.1%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Revenues:
United States	$590.3	$550.7	$1,158.8	$1,035.6
International	652.8	572.3	1,275.8	1,142.6

Total revenues	$1,243.1	$1,123.0	$2,434.6	$2,178.2

Percentage of revenues:
United States	47.5%	49.0%	47.6%	47.5%
International	52.5%	51.0%	52.4%	52.5%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	For the Three Months Ended June 30,
	2013	2012

GAAP cash flows from operating activities	$534.1	$391.3
Capital expenditures	(76.1)	(44.3)

Free cash flows	$458.0	$347.0

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, we have disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, the net effect of the amortization and capitalization of software development costs, and gain on disposition of certain lines of business and other net, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

We have also presented in this press release additional six quarters of historical data for revenue and unearned revenue, excluding revenue generated each period by the products and services contributed to GoPivotal, Inc. on April 1, 2013 and the products and services associated with the divestures consummated by us in 2013, We believe these measures are useful to investors because they allow investors to make meaningful comparisons of our revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Additionally, in order to establish the fair value of performance-based stock awards, which are also an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•

Realignment charges: Realignment charges include workforce reductions, asset impairments and losses on asset disposals. We believe it is useful to exclude these items, when significant, as they are not reflective of our ongoing business and operating results.

•

Acquisition and other-related items. Acquisition and other related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees, which vary significantly and are unique to each transaction. Additionally, VMware does not acquire or dispose of businesses on a predictable cycle.

•

Capitalized software development costs. Capitalized software development costs encompass capitalization of development costs and the subsequent amortization of the capitalized costs over the useful life of the product. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. We did not capitalize software development costs related to product offerings in either the first half of 2013 or fiscal year 2012 given our current go-to-market strategy. In future periods, we expect our amortization expense to steadily decline as previously capitalized software development costs become fully amortized.

•

Gain on disposition of certain lines of business and other, net. In the first half of 2013, we recognized a gain as a result of exiting certain lines of business under our business realignment plan, which was partially offset by a charge recognized for a non–recoverable strategic investment. These transactions resulted in a net gain of $18.9 million. To the extent that significant gains or losses are realized on such dispositions and strategic investments, they do not occur on a predictable cycle, and such gains and losses are not reflective of our ongoing business and operating results.

•

Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating our non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Additionally, we believe that the non-GAAP financial measure free cash flows is meaningful to investors because we review cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.